UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2013

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 8, 2013, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 15360 Barranca Parkway, Irvine, CA 92618.  The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board of Directors, each receiving at least 98% of the votes cast in favor of election as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Choate	205,070,734	1,022,229	27,383,609
Ronald R. Foell	204,164,520	1,928,443	27,383,609
Douglas C. Jacobs	204,204,844	1,888,079	27,383,609
David J. Matlin	204,182,457	1,910,506	27,383,609
John R. Peshkin	204,664,522	1,428,441	27,383,609
Peter Schoels	204,175,707	1,917,256	27,383,609
Scott D. Stowell	203,722,934	2,370,029	27,383,609

    Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the 2013 fiscal year with over 99% of the votes cast being cast to ratify appointment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
231,462,116	1,678,994	335,462	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: May 8, 2013	By:	/s/ JEFF J. MCCALL
Name: Jeff J. McCall
Title: Executive Vice President & Chief Financial Officer